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                                                                   EXHIBIT 3.5.1

                                                                  EXECUTION COPY

Amendment to the Second Amended and Restated Operating Partnership Agreement relating to exchange of Common Limited Partner Units by TRC and TRC Shareholders.

            AMENDMENT No. 1 dated as of October 30, 1998 to the Second Amended and Restated Agreement of Limited Partnership of Irvine Apartment Communities, L.P. dated as of January 20, 1998, as amended (the "Existing Agreement") by and among Irvine Apartment Communities, Inc., a Maryland corporation, as General Partner, and the Persons whose names are set forth on Exhibit A thereto, as Limited Partners, together with any other Persons who become Partners in the Partnership as provided therein.

                              W I T N E S S E T H:

            WHEREAS, in accordance with Section 14.1 of the Existing Agreement the General Partner is hereby proposing to amend the Existing Agreement as set forth below;

            WHEREAS, the parties hereto agree that the execution of this Amendment No. 1 by a Common Limited Partner and the delivery thereof to the General Partner shall constitute the Consent and affirmative vote of such Common Limited Partner to the amendments proposed hereby as required by Article 14 of the Existing Agreement; and

            NOW, THEREFORE, the parties hereto agree as follows:

      Section 1. All terms used in this Amendment No. 1 shall have the meanings set forth in the Existing Agreement.

      Section 2. Section 8.6.J of the Existing Agreement is hereby amended to read in its entirety as follows (deleting clauses (1) through (4)):

      J. The provisions of this Section 8.6 insofar as they relate to an Exchange (but not a Cash Tender) shall be applicable to the Common Limited Partner Units owned by TRC and any TRC Shareholder to whom Common Limited Partner Units have been Transferred as provided in Section 11.3, or to whom Common Limited Partner Units have been issued, and TRC and such TRC Shareholder shall have the right to effect an Exchange subject to and in accordance with this Section 8.6.

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      Section 3. Sections 11.3.F(2), 11.3.F(3)(iii), 11.3.F(4) and 11.3.F(5) of
the Existing Agreement are hereby amended by deleting the words ", in which event the conditions to an Exchange set forth in the provision in Section 8.6.J shall not apply to the right to Exchange such Common Limited Partner Units for REIT Shares".

      Section 4. Except as amended by this Amendment No. 1, the provisions of the Existing Agreement are ratified, approved and confirmed and shall remain in full force and effect in accordance with its terms.

      Section 5. This Amendment No. 1 shall become effective when signed by the General Partner and a Majority-In-Interest of the Common Limited Partners.

      Section 6. This Amendment No. 1 shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

      Section 7. This Amendment No. 1 may be executed in counterparts, all of which shall constitute one agreement binding on all parties hereto, notwithstanding that all such parties are not signatories to the original or same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date and year first written above.

GENERAL PARTNER:

IRVINE APARTMENT COMMUNITIES, INC.,
a Maryland Corporation

By: /s/ JAMES E. MEAD
   ----------------------------------------
   Name:  James E. Mead
   Title: Senior Vice President and
            Chief Financial Officer

By: /s/ SHAWN HOWIE
   ----------------------------------------
   Name:  Shawn Howie
   Title: Vice President, Corporate Finance
            and Controller


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COMMON LIMITED PARTNERS:

THE IRVINE COMPANY


By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name: Richard Pianin
   Title: Senior Vice President


R.S.J. ASSOCIATES,
a California limited partnership

By: The Irvine Company, its general partner

By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name:  Richard Pianin
   Title: Senior Vice President


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WOODBRIDGE WILLOWS ASSOCIATES,
a California limited partnership

By: The Irvine Company, its general partner

By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name: Richard Pianin
   Title: Senior Vice President


TIC INVESTMENT COMPANY A,
a California general partnership

By: The Irvine Company, a general partner

By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name:  Richard Pianin
   Title: Senior Vice President



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TIC INVESTMENT COMPANY B,
a California general partnership

By: The Irvine Company, a general partner

By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name: Richard Pianin
   Title: Senior Vice President


TIC INVESTMENT COMPANY C,
a California general partnership

By: The Irvine Company, a general partner


By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name:  Richard Pianin
   Title: Senior Vice President



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TIC INVESTMENT COMPANY D,
a California general partnership

By: The Irvine Company, a general partner


By: /s/ DAVID PATTY
   ----------------------------------------
   Name:  David Patty
   Title: Senior Vice President and Chief
          Investment Officer


By: /s/ RICHARD PIANIN
   ----------------------------------------
   Name: Richard Pianin
   Title: Senior Vice President


THOMPSON RESIDENTIAL COMPANY, INC.,
a California corporation


By: /s/ WILLIAM W. THOMPSON
   ----------------------------------------
   Name: William W. Thompson
   Title: President


STONECREST VILLAGE COMPANY, LLC,
a California limited liability company

By: California Pacific Homes,
     a California corporation,
     its Managing Member


By: /s/ JOE DAVIS
   ----------------------------------------
   Name: Joe Davis
   Title: Director


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